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                                                                    EXHIBIT 99.1

                           [NEXTEL INTERNATIONAL LOGO]



For Immediate Release





                           NEXTEL INTERNATIONAL ANNOUNCES PROPOSED
                                   INITIAL PUBLIC OFFERING


RESTON, Va., August 17, 2000 - Nextel International, Inc., today announced that it has filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of its common stock. Nextel International also proposes to grant an option to the underwriters to purchase up to an additional 15% of the offered shares solely to cover over-allotments, if any. All of the shares are being sold by Nextel International. Goldman, Sachs & Co. and Morgan Stanley Dean Witter will be the managing underwriters for the offering.

A registration statement relating to the securities referred to above has been filed with the Securities and Exchange Commission but has not yet been declared effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of any offer to buy these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Nextel International, Inc., based in Reston, VA, has wireless operations and investments in Brazil, Mexico, Argentina, Peru, Chile, the Philippines, Japan and Canada.

When publicly available, a copy of the prospectus related to the offering may be obtained from the Prospectus Delivery Department of Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004.


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